Exhibit 23(a)

Consent of L J Soldinger Associates LLC

INDEPENDENT AUDITORS’ CONSENT

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2004, which appears on page F-3 of the Annual Report on Form 10-K, as amended, of CanArgo Energy Corporation for the year ended December 31, 2003.

s/ L J Soldinger Associates LLC

Deer Park, Illinois, USA
September 24, 2004

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